Exhibit 10.3

SECURITIES EXCHANGE AGREEMENT

SECURITIES EXCHANGE AGREEMENT (this “Agreement”), dated as of April 10, 2009, by and among CYBRA CORPORATION, a New York corporation, with offices at One Executive Boulevard, Yonkers, New York 10701 (the “Company”), the Person or Persons whose name(s) and address(es) are set forth on the Signature Page hereof (the “Holder”), HAROLD L. BRAND, having a business address at One Executive Boulevard, Yonkers, New York 10701 (“Brand”), and SNOW BECKER KRAUSS P.C., a New York professional corporation, with offices at 605 Third Avenue, New York, New York 10158 (the “Escrow Agent”).

RECITALS

The Holder is a holder of (i) the Company’s 8% Convertible Debentures due April 10, 2009 (the “Debentures”) in the aggregate principal amount set forth on the Signature Page of this Agreement (the “Outstanding Principal”), and (ii) Class B Warrants to purchase the number of shares of common stock, $.001 par value per share, of the Company (the “Common Stock”) set forth on the Signature Page hereof (the “Class B Warrants”).  In addition, interest through April 10, 2009 in the amount set forth on the Signature Page of this Agreement (the “Outstanding Interest”) is accrued and unpaid under the Debentures.  The Outstanding Principal and the Outstanding Interest are referred to together in this Agreement as the “Outstanding Indebtedness”, and the Debentures, and the Class B Warrants are referred to collectively in this Agreement as the “Outstanding Securities”.

The Holder has agreed to exchange the Outstanding Indebtedness and Outstanding Securities for (i) a number of shares of the Company’s Series A 10% Convertible Preferred Stock, $0.001 par value (the “Series A Preferred”), equal to the Outstanding Principal divided by $0.50 (the “Exchange Preferred Shares”), (ii) a number of shares of Common Stock equal to the Outstanding Interest divided by $0.50 (the “Exchange Common Shares”), and (iii) new Class B Warrants, substantially in the form of Exhibit A hereto, having (A) the right to purchase 118% of the shares of Common Stock that the Holder had the right to purchase under the original Class B Warrants, (B) an exercise price equal to $1.00 per share, and (C) an expiration date of April 10, 2013, but otherwise having the same terms as the original Class B Warrants (the “New Class B Warrants”).  The Exchange Preferred Shares, the Exchange Common Shares, and the New Class B Warrants are referred to herein as the “Exchange Securities”.  In addition, the Company has offered to issue to the Holder new Class C Warrants having the same terms as the Class A Warrants issued to the Holder in connection with the Debentures (the “New Class C Warrants”) if the Holder exercises such Class A Warrants at a reduced exercise price of $0.45 per share at any time during the thirty-day period following the closing of the transactions contemplated by this Agreement.  The Company has agreed to issue the Exchange Securities to the Holder in exchange for the Outstanding Indebtedness and the Outstanding Securities, and to issue the New Class C Warrants, all on the terms and conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.   Deliveries to the Escrow Agent.

(a) Concurrently with the execution and delivery of this Agreement, the Holder is delivering the Debentures and the Class B Warrants to the Escrow Agent, and the Escrow Agent hereby acknowledges receipt of the Outstanding Securities.

(b) Concurrently with the execution and delivery of this Agreement, the Company is delivering to the Escrow Agent (i) a certificate representing the Exchange Preferred Shares, (ii) a certificate representing the Exchange Common Shares, and (iii) the New Class B Warrants, and the Escrow Agent hereby acknowledges receipt of the Exchange Securities.

2.   Conditions to Delivery of Escrow Documents.

The delivery of the Outstanding Securities and the Exchange Securities (collectively, the “Escrow Documents”) by the Escrow Agent pursuant to Section 3 hereof shall be subject to the following conditions:

(a) The Company’s shareholders shall have approved an amendment to the Company’s Certificate of Incorporation substantially as set forth in Exhibit B hereto authorizing the Company’s Board of Directors to authorize the creation of one or more classes or series of preferred stock and such amendment shall have been filed with the New York Secretary of State.

(b) The Company’s Board of Directors shall have approved an amendment to the Company’s Certificate of Incorporation substantially as set forth in Exhibit C hereto creating the Series A Preferred and such Amendment shall have been filed with the New York Secretary of State.

3.   Delivery of Escrow Documents.

(a) If, on or before the date on which the Escrow Agent shall have received the Rescission Notice set forth in Section 3(b) hereto, the conditions set forth in Section 2 shall have been satisfied and the Escrow Agent shall have received a notice thereof from the Company, with a copy sent to the Holder in accordance with Section 11(a), then the Escrow Agent shall deliver the Exchange Securities to the Holder and the Outstanding Securities to the Company, all in accordance with Section 11(a).  The date of such delivery is referred to herein as the “Closing Date”.

(b) If either (x) on or after June 30, 2009, the Escrow Agent shall have received a notice from the Holder, with a copy thereof to the Company, to the effect that it has not received a copy of the notice provided for Section 3(a) and desires to rescind the exchange of the Outstanding Securities for the Exchange Securities (a “Rescission Notice”), or (y) the Closing Date does not occur before October 1, 2009, then the Escrow Agent shall deliver the Outstanding Securities to the Holder and the Exchange Securities to the Company.

4.   Representations and Warranties of the Holder.

The Holder represents and warrants to the Company as follows:

(a) The Holder, if other than a natural person, is an entity duly organized, validly existing and in good standing under the laws of the state or other jurisdiction of its incorporation or formation.  The Holder has the corporate, partnership or other power and authority under applicable law to execute and deliver this Agreement and consummate the transactions contemplated hereby, and has all necessary authority to execute, deliver and perform its obligations under this Agreement and consummate the transactions contemplated hereby.  The Holder has taken all necessary action to authorize the execution, delivery and performance of this Agreement and the transactions contemplated hereby.  The Holder, if a natural person, is an individual residing at that location set forth on the signature page hereof, with competence and authority under applicable law to execute and deliver, and to perform the Holder’s obligations under, this Agreement and consummate the transactions contemplated hereby.

(b) This Agreement has been duly executed and delivered by the Holder and constitutes a legal, valid and binding obligation of the Holder, enforceable against the Holder in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and general equitable principles regardless of whether enforceability is considered in a proceeding at law or in equity.

(c) The execution and delivery by the Holder of this Agreement, the consummation of the transactions contemplated hereby, and the compliance by the Holder with the terms and provisions hereof, will not result in a default under (or give any other party the right, with the giving of notice or the passage of time (or both), to declare a default or accelerate any obligation under) or violate any charter or similar documents of the Holder, if other than a natural person, or any contract or agreement to which the Holder is a party or by which it or any of its properties or assets are bound, or violate any requirements of law, rule or order applicable to the Holder, other than such violations or defaults which, individually and in the aggregate do not and will not have a material adverse effect on the Holder.

(d) No consents, filings, authorizations or actions of any governmental authority are required for the Holder’s execution, delivery and performance of this Agreement.  No consent, approval, waiver or other action by any person under any contract or agreement to which the Holder is a party or by which the Holder or any of its properties or assets are bound is required or necessary for the execution, delivery and performance by the Holder of this Agreement and the consummation of the transactions contemplated hereby.

(e) The Holder is the sole beneficial and record owner of the Outstanding Securities, free and clear of any liens, claims, or encumbrances and other restrictions of any kind.  The Holder has not sold or otherwise disposed of, or granted any options or rights to purchase, and the Holder has not entered into any agreement obligating the Holder to sell or otherwise dispose of, or to grant options or rights to purchase or otherwise acquire, any of Outstanding Securities, except to the Company hereunder.

(f) The Holder is acquiring the Exchange Securities hereunder and, if applicable, the New Class C Warrants for its own account and with no present intention of distributing or selling such Exchange Securities or New Class C Warrants, and no one other than the Holder has any beneficial interest in such Exchange Securities or New Class C Warrants.  The Holder understands that the issuance by the Company of the Exchange Securities being acquired by the Holder hereunder and, if applicable, the New Class C Warrants have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), by reason of their contemplated issuance in transactions exempt from the registration and prospectus delivery requirements of the Securities Act pursuant to Sections 3(a)(9) and 4(2) thereof and the Rules and Regulations promulgated thereunder, and that the reliance of the Company on such exemption from registration is predicated in part on the representations and warranties of the Holder set forth herein.  The Holder acknowledges that its ability to transfer the Exchange Securities and the New Class C Warrants is subject to certain restrictions as set forth in Section 9 of this Agreement.

(g) The Holder is an “Accredited Investor” as such term is defined in Rule 501(a) of Regulation D under the Securities Act (a copy of which has been provided to the Holder), and has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the investment to be made by it hereunder.

(h) The Holder has received from the Company, and has reviewed, such information as the Holder considers necessary or appropriate to evaluate the risks and merits of an investment in the Exchange Securities, including, without limitation, the Company’s 2008 Annual Report on Form 10-K and the risk factors relating to an investment in securities of the Company included as Item 1A thereof and a description of the Series A Preferred, copies of which have been provided to Holder.

(i) The Holder has had the opportunity to question and has questioned, to the extent deemed necessary or appropriate, representatives of the Company so as to receive answers and verify information obtained in the Holder’s examination of the Company, including the information that the Holder has received and reviewed as referenced in Section 4(h) hereof in relation to its investment in the Exchange Securities and the New Class C Warrants.

(j) No oral or written representations have been made to the Holder in connection with the Holder’s acquisition of the Exchange Securities or the New Class C Warrants that were in any way inconsistent with the information reviewed by the Holder.  The Holder acknowledges that no representations or warranties of any type or description have been made to it by any Person with regard to the Company, its business, properties or prospects or the investment contemplated herein, other than the representations and warranties set forth in Section 5 hereof and that other holders of the Company’s 8% Convertible Debentures may receive different consideration for their securities than the securities offered to the Holder hereunder.

(k) Holder, individually and/or together with its professional advisors, has such knowledge and experience in financial, tax and business matters, including substantial experience in evaluating and investing in securities of publicly-held companies (including the securities of speculative companies), so as to enable the Holder to use the information referred to in Section 4(h) hereof and any other information made available by the Company to the Holder in order to evaluate the merits and risks of an investment in the Exchange Securities and the New Class C Warrants and to make an informed investment decision with respect thereto.

(l) The Holder is not relying on the Company or on any legal or other opinion in the materials reviewed by the Holder with respect to the financial or tax considerations of the Holder relating to its investment in the Exchange Securities or the New Class C Warrants.  The Holder has relied solely on the representations, warranties, covenants and agreements of the Company and Brand in this Agreement (including the Exhibits and Schedules hereto) and on its examination and independent investigation in making its decision to acquire the Exchange Securities and the Class C Warrants.

(m) The Holder recognizes that an investment in the Exchange Securities and the New Class C Warrants involves substantial risks, including loss of the entire amount of such investment.  Further, the Holder has carefully read and considered the matters set forth as “Risk Factors” in Item 1A of the Company’s 2008 Annual Report on Form 10-K and has taken full cognizance of and understands all of the risks related to the acquisition of the Exchange Securities and the New Class C Warrants.

(n) The Holder is not acquiring the Exchange Securities or the New Class C Warrants as a result of, or pursuant to, any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or meeting.

(o) By virtue of its ownership of the Outstanding Securities, the Holder (i) has a pre-existing business relationship with the Company, or one of its officers or directors and (ii) by reason of the Holder’s business or financial experience or the business or financial experience of the Holder’s professional advisors who are unaffiliated with, and who are not compensated by, the Company or any affiliate of the Company, directly or indirectly, can be reasonably assumed to have the capacity to protect the Holder’s interests in connection with the investment in the Exchange Securities and the New Class C Warrants.

(p) If the Holder is a natural person, the Holder has reached the age of majority in the state in which he or she resides, has adequate means of providing for his or her current financial needs and contingencies, is able to bear the substantial economic risks of an investment in the Exchange Securities and the New Class C Warrants for an indefinite period of time, has no need for liquidity in such investment, and at the present time could afford a complete loss of such investment.

(q) The Holder has not incurred any obligation for any finder’s or broker’s or agent’s fees or commissions in connection with the transactions contemplated hereby.

5.   Representations and Warranties of the Company.

The Company represents and warrants to the Holder as follows:

(a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of New York.

(b) The Company has the corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder and consummate the transactions contemplated hereby.  The Company has taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement and the transactions contemplated hereby.

(c) This Agreement has been duly executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and general equitable principles regardless of whether such enforceability is considered in a proceeding at law or in equity.

(d) The execution and delivery by the Company of this Agreement, the consummation of the transactions contemplated hereby, and the compliance by the Company with the terms and provisions hereof (including, without limitation, the Company’s issuance to the Investor of the Exchange Securities and the New Class C Warrants as contemplated by and in accordance with this Agreement), will not result in a default under (or give any other party the right, with the giving of notice or the passage of time (or both), to declare a default or accelerate any obligation under) or violate the Certificate of Incorporation of the Company or any material contract to which the Company is a party (except to the extent such a default would not, in the case of a contract, have a material adverse effect on the Company), or any requirement of any law, rule or order applicable to the Company, or result in the creation or imposition of any material lien upon any of the capital stock, properties or assets of the Company (except where such lien would not have a material adverse effect on the Company).  No consents, filings, authorizations or other actions of any governmental authority are required for the Company’s execution, delivery and performance of this Agreement, other than (i) the filings of the Amendments with the New York Secretary of State, and (ii) filings required under the Securities Act and the Rules and Regulations thereunder and applicable state securities laws.  No consent, approval, waiver or other action by any Person under any contract to which the Company is a party or by which the Company or any of its properties or assets are bound is required or necessary for the execution, delivery or performance by the Company of this Agreement and the consummation of the transactions contemplated hereby, except where the failure to obtain such consents would not have a material adverse effect on the Company.

(e) Subject to the accuracy of the Holders’ representations in Section 4, the issuance of the Exchange Securities pursuant to this Agreement does not, and the Company’s issuance of shares of Common Stock on the Holder’s conversion of the Series A Preferred (the “Conversion Shares”), and upon exercise of the New Class B Warrants and the New Class C Warrants (the “Warrant Shares”) will not, require registration under the Securities Act and/or any applicable state securities law.  When delivered by the Escrow Agent to the Holder, the Exchange Preferred Shares and the Exchange Common Shares will be duly and validly issued, fully paid and non-assessable.  When issued and paid for upon exercise in accordance with the New Class B Warrants and the New Class C Warrants and issued upon conversion in accordance with the terms of the Series A Preferred, the Warrant Shares and the Conversion Shares will be duly and validly issued, fully paid, and non-assessable.  Neither the issuance of the Exchange Securities pursuant to, nor the Company’s performance of its obligations under, this Agreement will (i) result in the creation or imposition by the Company of any liens, charges, claims or other encumbrances upon any of the Exchange Securities or any of the assets of the Company, or (ii) entitle the holders of the outstanding shares of Common Stock to preemptive or other rights to subscribe for or acquire the shares of capital stock or other securities of the Company.

6.   Covenants of the Company and the Holder.

(a)           The Company hereby covenants and agrees that:

(i) The Company shall cause a Special Meeting of the Shareholders of the Company to be held not later than June 15, 2009, for the purpose of approving the amendment to the Company’s Certificate of Incorporation annexed as Exhibit B hereto and shall use its best efforts to have such amendment approved by the shareholders of the Company at such Special Meeting.

(ii) The Company shall cause the Board of Directors of the Company to approve the amendment to the Company’s Certificate of Incorporation annexed as Exhibit C hereto.

(iii) Promptly following the approval of the amendments to the Company’s Certificate of Incorporation referred to in Sections 6(a)(i) and 6(b)(ii), the Company shall cause such amendments to be filed with the Secretary of State of New York.

(iv) In connection with the issuance of the Exchange Securities and the New Class C Warrants, the Company shall reserve such number of shares of Common Stock as shall be necessary for issuance in connection with (A) the conversion of the Series A Preferred, (B) the payment of dividends payable with respect to the Series A Preferred, and (C) the exercise of the New Class B Warrants and the New Class C Warrants.

(b)   The Holder hereby covenants and agrees that:

(i) The Holder hereby waives the right to receive payment of any accrued and unpaid interest, penalties or Late Fees under the Debenture and shall not assert any claims against the Company for any such interest, penalties or Late Fees unless Holder provides a Recession Notice to the Company.

(ii) The Holder hereby waives Section 4.15 Equal Treatment of Purchase of the Securities Purchase Agreement, dated April 10, 2006, and the Company shall have the right to enter into agreements with other holders of the Debentures that are different from this Agreement and to offer other holders of the Debentures other consideration to amend or consent to a waiver or modification of any provision of the Transaction Documents (as defined in the Securities Purchase Agreement).

(iii) The Holder hereby waives the right to receive payment of liquidated damages and interest thereon due under Section 2(b) of the Registration Rights Agreement, dated as of April 10, 2006, among the Company, the Holder and other purchasers of the Debentures (the “Registration Rights Agreement”) and shall not assert any claims against the Company for any such liquidated damages or interest unless Holder provides a Recession Notice to the Company.

7.   Representations and Covenants of Brand.

Brand hereby represents that he is the record and beneficial owner of 7,438,460 shares of the Company’s Common Stock, constituting 54.8% of the issued and outstanding shares of the Company’s Common Stock as of the date hereof.  Brand hereby covenants and agrees that (i) he will not sell, assign, transfer, encumber, grant any proxy with respect to or otherwise restrict or alienate his ability to vote his shares of Common Stock prior to the date of the Special Meeting of Shareholders contemplated by Section 6(a)(i) and (ii) he will vote all shares of Common Stock that he owns beneficially or of record in favor of the amendment to the Company’s Certificate of Incorporation annexed as Exhibit B hereto.

8.   Issuance of New Class C Warrants.

During the period commencing on the Closing Date and ending thirty days after the Closing Date (the “Special Exercise Period”), the Holder shall have the right to exercise its Class A Warrants in accordance with their terms, but at an Exercise Price of $0.45 per share rather than $0.75 per share.  Upon receipt of a Warrant Exercise Form and payment for the shares of Common Stock purchased pursuant to the exercise of such Class A Warrants, the Company shall issue to the Holder New Class C Warrants to purchase the same number of shares of Common Stock at $0.75 per share as the number of shares with respect to which the Holder shall have exercised its Class A Warrants.  Upon expiration of the Special Exercise Period, the Holder shall have no further right to exercise its Class A Warrants at an Exercise Price of $0.45 per share or to receive New Class C Warrants.

9.   Restrictions on Transfer.

(a)           Each certificate representing the Exchange Preferred Shares, the Exchange Common Shares, Conversion Shares or Warrant Shares shall bear the following legend:

THE SHARES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, TRANSFERRED, OR OTHERWISE DISPOSED OF BY THE HOLDER EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT FILED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), AND IN COMPLIANCE WITH APPLICABLE SECURITIES LAWS OF ANY STATE WITH RESPECT THERETO OR IN ACCORDANCE WITH AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER THAT AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE AND ALSO MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT IN COMPLIANCE WITH ANY APPLICABLE RULES OF THE SECURITIES AND EXCHANGE COMMISSION.

(b)           Each New Class B Warrant and New Class C Warrant shall bear the following legend:

NEITHER THESE SECURITIES NOR THE SECURITIES FOR WHICH THESE SECURITIES ARE EXERCISABLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN COMPLIANCE WITH APPLICABLE STATE SECURITIES OR BLUE SKY LAWS.  THESE SECURITIES AND THE SECURITIES ISSUABLE UPON EXERCISE OF THESE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY SUCH SECURITIES.

(c)           Prior to any transfer of any Exchange Securities (including Conversion Shares and Warrant Shares), the Holder shall give five days’ prior notice to the Company of the Holder’s intention to effect such transfer (a “Transfer Notice”).  The Holder agrees that it will not sell, transfer or otherwise dispose of any Exchange Securities, in whole or in part, except pursuant to an effective registration statement under the Securities Act or an exemption from registration thereunder.  Each certificate or other document, if any, evidencing such Exchange Securities issued upon such transfer shall bear the restrictive legend set forth in Section 9(a) or 9(b), as applicable, unless the opinion of the transferee’s or the Holder’s counsel that such legend is not required in order to ensure compliance with the Securities Act is delivered to the Company in connection with such transfer.  Such opinion shall be delivered with the Transfer Notice and shall be reasonably satisfactory to the Company.

(d)           The restrictions imposed by this Section 9 upon the transferability of the Exchange Securities and the legend requirement of Sections 9(a) and 9(b) shall terminate as to any particular Exchange Security (i) when and so long as such security shall have been sold pursuant to an effective registration statement under the Securities Act and disposed of pursuant thereto, or (ii) when the Holder shall have delivered to the Company the written opinion of counsel to the Holder, which opinion shall be reasonably satisfactory to the Company, stating that such legend is not required in order to ensure compliance with the Securities Act and applicable state securities laws.  Whenever the restrictions imposed by this Section 9 shall terminate as to any Exchange Securities, as herein provided, the Holder shall be entitled to receive from the Company, at the expense of the Company, a new certificate or other document representing such Exchange Securities not bearing the restrictive legend set forth in Section 9(a) or 9(b), as applicable.

10.   The Escrow Agent.

(a) The Escrow Agent hereby accepts its obligations under this Agreement, and represents that it has the power and legal authority to enter into this Agreement and perform its obligations hereunder. The Escrow Agent further agrees that all property held by the Escrow Agent hereunder shall be identified as being held in connection with this Agreement. The Escrow Agent agrees that its documents and records with respect to the transactions contemplated hereby will be available for examination by the Company and the Holder.

(b) The Escrow Agent shall be entitled to receive from the Company reimbursement for any reasonable expenses incurred by it hereunder. The Escrow Agent shall not have a lien upon, or any other right whatsoever to payment from, the property held hereunder by the Escrow Agent, for or on account of such right to payment and reimbursement or otherwise.

(c) The Escrow Agent shall not have any duties or responsibilities hereunder except as expressly set forth herein.  The Escrow Agent shall have no investment responsibility with respect to funds or other property held hereunder and shall have no responsibility for ascertaining or taking any action with respect to calls, conversions, exchanges, maturities, tenders, or other matters relating to any property held by it hereunder, whether or not the Escrow Agent has or is deemed to have knowledge or notice of such matters, or taking any steps to preserve rights against any parties with respect to any properly held hereunder.

(d) The Escrow Agent shall be entitled to rely upon any notice, certificate, affidavit, letter, document or other communication that the Escrow Agent believes to be genuine and to have been signed or sent by the proper party or parties, and may rely on statements contained therein without further inquiry or investigation.

(e) The Escrow Agent shall not be liable for any action taken in accordance with the terms of this Agreement, including without limitation, any release of Escrow Documents held by it hereunder in accordance with Sections 1 and 3 of this Agreement. The Escrow Agent shall not be liable for any other action or failure to act under or in connection with this Agreement, except for its own willful misconduct.

(f) In the event of any disagreement between the Company and the Holder, or any other person, resulting in an adverse claim to Escrow Documents held hereunder, the Escrow Agent shall be entitled at its option to refuse to comply with any such claim and shall not be liable for damages or interest to any such person or persons for its failure to comply with such adverse claims and the Escrow Agent shall be entitled to continue to so refrain until:

(i)           The rights of the adverse claimants shall have been finally adjudicated by a court of competent jurisdiction; or

(ii)           All differences shall have been adjusted by agreement and the Escrow Agent shall have been notified thereof in a writing signed by all interested persons.

In the event of such disagreement, the Escrow Agent in its discretion may file a suit in interpleader for the purpose of having the respective rights of the claimants of such funds or other property adjudicated.

(g) Notwithstanding anything contained herein to the contrary, in the event of any dispute or disagreement between the Company and the Holder regarding this Agreement or any of the funds or property held by the Escrow Agent hereunder, which dispute or disagreement is not settled or otherwise resolved within thirty (30) days after written notice of such dispute is delivered to the Escrow Agent, the Company may send written notice instructing the Escrow Agent to return the funds held by it hereunder to the Holder pending the resolution of such dispute or disagreement.  The Escrow Agent shall have no further obligation or responsibility with respect to the return of any such funds or property under this Section.

(h) The Company agrees to indemnify the Escrow Agent, and hold the Escrow Agent harmless, from and against any and all claims, costs, expenses, demands, judgments, losses, damages, and liabilities (including, without limitation, reasonable attorneys’ fees and expenses) arising out of or in connection with this Agreement, including without limitation any action brought by the Escrow Agent pursuant to Section 10(f) hereof, except such as may be caused by the willful misconduct of the Escrow Agent.

(i) The Escrow Agent may at any time resign by giving prior written notice of such resignation to the Company and the Holder.  The Escrow Agent shall not be discharged from its duties and obligations hereunder until a successor escrow agent shall have been designated by the Company and the Holder, and shall have executed and delivered an Escrow Agreement in substantially the form of this Agreement, and all property then held by the Escrow Agent hereunder shall have been delivered to such successor Escrow Agent.

11.   Miscellaneous.

(a)           Any and all notices, requests, demands, consents and other communications required or permitted under this Agreement shall be in writing, signed by or on behalf of the party by which given, and shall be (i) delivered by hand, (ii) sent by telecopier (with receipt confirmed), provided that a copy is mailed (on the same date) by certified or registered mail, return receipt requested, postage prepaid, (iii) sent by Express Mail, Federal Express or other reputable express delivery service (receipt requested), or (iv) sent by first class certified or registered mail, return receipt requested, postage prepaid, in each case to the party for which intended at its address set forth below in the case of the Company, Brand and the Escrow Agent and on the Signature Page in the case of the Holder (or to such other addresses and telecopier numbers as a party may from time to time designate as to itself by notice similarly given to the other parties in accordance with this Section 11(a)).  A notice shall be deemed duly given and received on (x) the date that it is given pursuant to clauses (i) or (ii) above, (y) the business day after it is sent to the other party if sent by express mail or express delivery service pursuant to clause (iii) above, and (z) the third business day following the date it is deposited in the U.S. mail pursuant to clause (iv) above.

If to the Company or Brand:	CYBRA CORPORATION
One Executive Boulevard
Yonkers, New York 10701
Attention: Harold Brand
Fax No.: 914-933-6699

If to the Escrow Agent:	Snow Becker Krauss P.C.
605 Third Avenue
New York, NY 10158
Attention: Eric Honick, Esq.
Fax No.: 212-949-7052

(b)           The parties hereto shall at any time make, execute and deliver any and all such further and other agreements, documents, and instruments, as may be reasonably required for the purposes of giving full force and effect to this Agreement and to the provisions hereof.

(c)           This Agreement constitutes the entire agreement of the parties hereto with respect to the matters contained herein and supersedes all prior agreements of the parties, whether written or oral. The provisions of this Agreement may from time to time be amended, supplemented or otherwise modified or waived only by a written agreement signed by all of the parties hereto.

(d)           This Agreement and the rights, and obligations of the parties hereunder shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York applicable to agreements made and to be performed in such State without application of the principles of conflicts of laws of such State.

(e)           Words of the masculine gender used in this Agreement mean and include correlative words of the feminine and neuter genders and words imparting the singular number mean and include the plural number and vice versa.

(f)           Each party hereto may assign its rights or delegate its obligations hereunder only upon the written consent of the other party, and in the event of any such delegation of obligations, the party delegating such obligations shall remain primarily liable for the performance thereof.  This Agreement shall be binding upon and shall inure to the benefit of each of the parties hereto and their respective successors and assignees.

(g)           Any waiver by any party of a breach of any provision of this Agreement shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provisions of this Agreement.  The failure of a party to insist upon strict adherence to any terms of this Agreement on one or more occasions shall not be considered a waiver of, or deprive that party of the right thereafter to insist upon strict adherence to, that term or any other term of this Agreement.  Any waiver must be in writing.

(h)           If any provision of this Agreement is invalid, illegal, or unenforceable, the balance of this Agreement shall remain in effect, and if any provision is inapplicable to any person or circumstances, it shall nevertheless remain applicable to all other persons and circumstances.

(i)           This Agreement may be executed by one or more of the parties hereto in any number of separate counterparts, and all such counterparts taken together shall be deemed to constitute one and the same instrument.

(j)           Any headings preceding the text of the several sections hereof shall be solely for convenience of reference and shall not constitute a part of this Agreement, nor shall they affect its meaning, construction or effect.

Signature Page Follows

SECURITIES EXCHANGE AGREEMENT

Signature Page

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first written above.

CYBRA CORPORATION	HOLDER:

By
Harold L. Brand	Print Name
President and CEO

Signature

Title (if applicable)

Street Address

City, State and Zip Code

Fax No.

Outstanding Interest

Outstanding Principal

Number of Class A Warrants

Number of Class B Warrants

SECURITIES EXCHANGE AGREEMENT

Signature Page

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first written above.

SNOW BECKER KRAUSS P.C.,
as Escrow Agent

By:
Eric Honick

EXHIBIT A

CLASS B COMMON STOCK PURCHASE WARRANT

SEE EXHIBIT 4.4 OF THE COMPANY'S JUNE 8, 2010 CURRENT REPORT ON FORM 8-K

EXHIBIT B

CERTIFICATE OF AMENDMENT

OF THE

CERTIFICATE OF INCORPORATION

OF

CYBRA CORPORATION

Under Section 805 of the Business Corporation Law

The undersigned, the President and Chief Executive Officer of CYBRA Corporation, hereby certifies:

FIRST:                      The name of the corporation is CYBRA Corporation (hereinafter called the “Corporation”).  The Corporation was formed under the name SYBRA Corporation.

SECOND:                 The Corporation’s Certificate of Incorporation was filed by the Department of State of the State of New York on July 27, 1987.

THIRD:                     The Certificate of Incorporation of the Corporation is hereby amended:

(1)	To amend Article 4 to:

(a)	To delete all provisions referring to Class A Preferred Shares and Class B Preferred Shares,

(b)	To authorize the issuance of up to 10,000,000 shares of Preferred Stock, par value $.001 per share,

(c)	To authorize the Board of Directors to fix the relative rights, preferences and limitations of each class or series of Preferred Stock, and

(2)
To delete, in its entirety, Article 5 of the Certificate of Incorporation, relating to the manner in which the Board of Directors of the Corporation is to be elected and the authority of the Corporation to take certain actions and to renumber all subsequent Articles accordingly.

FOURTH:                  The Certificate of Incorporation now in effect is hereby amended by deleting Article 4 in its entirety, and substituting, in lieu thereof, the following:

Article 4.  The aggregate number of shares that the Corporation is authorized to have issued and outstanding is 100,000,000 Shares of Common Stock, par value $.001 per share, and 10,000,000 Shares of Preferred Stock, par value $.001 per share.

Preferred Stock may be issued from time to time in one or more series, each of such series to have such designations, relative rights, preferences and limitations as are stated and expressed in this Article and in the resolution or resolutions providing for the issue of such series adopted by the Board of Directors as hereinafter provided. Authority is hereby expressly granted to the Board of Directors, subject to the provisions of this Article, to establish and designate one or more series of Preferred Stock and to fix the variations in the relative rights, preferences and limitations of each series, including without limitation:

(1) The number of shares to constitute such series and the distinctive designations thereof;

(2) The dividend rate, if any, to which such shares shall be entitled and the restrictions, limitations and conditions upon the payment of such dividends, whether dividends shall be cumulative, the date or dates from which dividends (if cumulative) shall accumulate and the dates on which dividends (if declared) shall be payable;

(3) Whether or not the shares of such series shall be redeemable and, if so, the terms, limitations and restrictions with respect to such redemption, including without limitation the manner of selecting shares for redemption if less than all shares are to be redeemed, and the amount, if any, in addition to any accrued dividends thereon, which the holders of shares of such series shall be entitled to receive upon the redemption thereof, which amount may vary at different redemption dates and may be different with respect to shares redeemed through the operation of any purchase, retirement or sinking fund and with respect to shares otherwise redeemed;

(4) The amount, if any, in addition to any accrued dividends thereon that the holders of shares of such series shall be entitled to receive upon the voluntary or involuntary liquidation, dissolution or winding up of the Corporation, which amount may vary at different dates and may vary depending on whether such liquidation, dissolution or winding up is voluntary or involuntary;

(5) Whether or not the shares of such series shall be subject to the operation of a purchase, retirement or sinking fund and, if so, the terms, limitations and restrictions with respect thereto, including without limitation whether such purchase, retirement or sinking fund shall be cumulative or non-cumulative, the extent to which and the manner in which such fund shall be applied to the purchase, retirement or redemption of the shares of such series for retirement or to other corporate purposes and the terms and provisions relative to the operation thereof;

(6) Whether or not the shares of such series shall have conversion privileges and, if so, prices or rates of conversion and the method, if any, of adjusting the same;

(7) The voting powers, if any, of such series; and

(8) Any other relative rights, preferences and limitations thereof as shall not be inconsistent with this Article.

FIFTH:                      The Certificate of Incorporation now in effect is hereby amended by deleting Article Fifth in its entirety, and renumbering all subsequent Articles accordingly.

SIXTH:                     Said Amendments were authorized by the Board of Directors of the Corporation and by the vote of the holders of a majority of all outstanding shares of capital stock of the Corporation entitled to vote thereon at a meeting of the shareholders of the Corporation.

Harold L. Brand
President and Chief Executive Officer

EXHIBIT C

CERTIFICATE OF AMENDMENT

OF THE

CERTIFICATE OF INCORPORATION

OF

CYBRA CORPORATION

Under Section 805 of the Business Corporation Law

The undersigned, the President and Chief Executive Officer of CYBRA Corporation, hereby certifies:

FIRST:                       The name of the corporation is CYBRA Corporation (the “Corporation”).  The Corporation was formed under the name SYBRA Corporation.

SECOND:                  The Corporation’s Certificate of Incorporation was filed by the Department of State of the State of New York on July 27, 1987.

THIRD:                      Article 4 of the Certificate of Incorporation is hereby amended by the addition of the following provision fixing the number, designation, relative rights, preferences, and limitations of Series A Preferred Stock as fixed by the Board of Directors of the Corporation, to wit:

A.           Series A Preferred Stock

Section 1.   Designation and Amount.  The shares of this series of preferred stock shall be designated as “Series A 10% Convertible Preferred Stock” (the “Series A Preferred Stock”) and the number of shares constituting the Series A Preferred Stock shall be __________.  Such number of shares may be decreased at any time by resolution of the Board of Directors if any shares are not issued or repurchased; provided, however, that no decrease shall reduce the number of shares of Series A Preferred Stock to a number less than the number of shares then outstanding.

Section 2.   Ranking.  The Series A Preferred Stock shall rank, as to the payment of dividends and the distribution of the assets upon liquidation, dissolution or winding up of the Corporation: (a) senior to or on a parity with all other classes and series of the Corporation’s preferred stock, and (b) senior to the Corporation’s common stock, par value $0.001 per share (the “Common Stock”).

Section 3.   Liquidation.  Upon the voluntary or involuntary liquidation, winding up or dissolution of the Corporation (in connection with the bankruptcy or insolvency of the Corporation or otherwise) (a “Liquidation Event”), out of the assets available for distribution to shareholders, the holders of Series A Preferred Stock shall be entitled to receive, in preference to any payment or distribution to the holders of Common Stock or any other capital stock of the Corporation ranking junior to the Series A Preferred Stock, as to dividends, liquidation, dissolution or winding up, $0.50 per share (the “Original Issue Price”) plus an amount equal to all Preferred Dividends (as defined in Section 4 below) (whether or not earned or declared) accrued and unpaid on each such share up to and including the date of final distribution to such holders unless the Corporation elects to pay the Preferred Dividend in shares of Common Stock (such aggregate amount, the “Preferred Liquidation Value”). After the Preferred Liquidation Value has been paid on the Series A Preferred Stock, the remaining assets shall be paid to the holders of the Common Stock and other junior classes of stock in accordance with their respective priority, if any.  In the event that the net assets of the Corporation are insufficient to pay the holders of the Series A Preferred Stock the full amount of their preference set forth above and the holders of any other series of capital stock of the Corporation ranking on a parity with the Series A Preferred Stock the liquidating payments to which they are entitled, then the remaining net assets of the Corporation shall be divided among and paid to the holders of the shares of Series A Preferred Stock and any such other capital stock of the Corporation ranking on a parity with the Series A Preferred Stock ratably per share in proportion to the full per share amounts to which they would be entitled if all amounts payable thereon were paid in full, and the holders of Common Stock and other junior classes of capital stock will receive nothing. A merger or consolidation of the Corporation with or into, any other transaction or series of transactions involving the Corporation and, or the sale of all or substantially all of the assets of the Corporation to, any other corporation or entity in which the shareholders of the Corporation do not own a majority of the outstanding shares of capital stock following such transaction or series of transactions shall be deemed to be a Liquidation Event unless the holders of the Series A Preferred Stock have elected to convert their shares in connection with any such transaction.

Section 4.   Dividends.

(a) The Series A Preferred Stock is entitled to receive, out of legally available funds, preferential cumulative dividends as calculated from April 10, 2009, at the annual rate of ten percent (10%) of the Original Issue Price (the “Preferred Dividends”), payable when and if declared by the Board of Directors of the Corporation. Preferred Dividends shall cease to accrue on shares of Series A Preferred Stock on the date of their conversion.

(b) Preferred Dividends shall begin to accrue on outstanding shares of Series A Preferred Stock and to accumulate from the issuance date of such shares until paid whether or not earned or declared. Preferred Dividends shall accrue whether or not there shall be (at the time any such dividend becomes payable or at any other time) profits, surplus or other funds of the Corporation legally available for the payment of dividends.

(c) No dividend shall be declared on any other series or class or classes of stock as to which the Series A Preferred Stock ranks on a parity or prior as to dividends or liquidation, including without limitation shares of Common Stock, in respect of any period, nor shall any shares of any such series or class be redeemed, purchased or otherwise acquired for any consideration (or any money be paid into any sinking fund or otherwise set apart for the purchase of any such shares), unless there shall have been or contemporaneously are declared and paid on all shares of the Series A Preferred Stock at the time outstanding all (whether or not earned or declared) accrued and unpaid dividends for all periods coinciding with or ending before such dividend, redemption, purchase, acquisition or payment.  Preferred Dividends shall also be payable upon the final distribution date relating to the dissolution, liquidation or winding up of the Corporation and the initial public offering of the Common Stock as provided in Section 5(b).

(d) The Corporation shall have the option to pay the Preferred Dividend in cash or in shares of Common Stock or in a combination of cash and Common Stock. If the Corporation elects to pay the Preferred Dividend in shares of Common Stock, then the number of shares issuable shall be determined by dividing the amount of the Preferred Dividend payable by the Conversion Price in effect on the third Business Day prior to the date on which such Preferred Dividend shall have been declared.  The Corporation may elect to pay such Preferred Dividend in shares of Common Stock only if it makes such payment ratably to all holders of Series A Preferred Stock. “Business Day” means any day except Saturday, Sunday and any day which shall be a federal legal holiday in the United States or a day on which banking institutions in the State of New York are authorized or required by law or other government action to close.

Section 5.   Conversion.

(a) Optional Conversion.  Each share of Series A Preferred Stock is convertible, in whole or in part, at the option of the holder thereof (“Optional Conversion”), at any time, into a number of duly authorized, validly issued, fully paid and nonassessable shares of Common Stock as is determined by dividing the Original Issue Price by the Conversion Price applicable to such share, determined as hereinafter provided, in effect on the date the certificate is surrendered for conversion.  The initial Conversion Price per share of Series A Preferred Stock shall be the Original Issue Price; provided, however, that the Conversion Price shall be subject to adjustment as set forth in Subsection 5(d).

(b) Automatic Conversion.  Each share of Series A Preferred Stock then outstanding shall automatically be converted into shares of Common Stock, at the then effective Conversion Price at any time on or after the closing of the sale of shares of Common Stock in a firmly underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, other than a registration relating solely to a transaction under Rule 145 under such act (or any successor thereto) or to an employee benefit plan of the Corporation, underwritten by a lead manager of national standing, at an effective public offering price resulting in at least $25,000,000 of gross proceeds to the Corporation.

(c) Mechanics of Conversion.  Conversion of shares of Series A Preferred Stock may be effected by delivering certificates evidencing such shares, together with written notice of conversion and proper assignment of such certificates to the Corporation or in blank to the office of any transfer agent for the shares of Series A Preferred Stock or to any other office or agency maintained by the Corporation for that purpose (the “Transfer Agent”) and otherwise in accordance with reasonable conversion procedures established by the Corporation.  Holders of shares of Series A Preferred Stock at the close of business on a record date for any payment of declared Preferred Dividends shall be entitled to receive the Preferred Dividends so declared on such shares of Series A Preferred Stock on the corresponding dividend payment date notwithstanding the conversion of such shares of Series A Preferred Stock following such record date and prior to such dividend payment date.  Each conversion shall be deemed to have been effected immediately prior to the close of business on the date of such surrender of the shares to be converted (except that if such conversion is in connection with an underwritten public offering of Common Stock, then such conversion shall be deemed to have been effected upon such surrender) so that the rights of the holder thereof as to the shares being converted shall cease at such time except for the right to receive shares of Common Stock and all accrued and unpaid dividends in accordance herewith, and the person entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder of such shares of Common Stock at such time.  As promptly as practicable after the surrender of the Series A Preferred Stock, the Corporation shall issue and deliver to such holder certificates for the number of shares of Common Stock issuable upon the conversion of such shares in accordance with the provisions hereof.

(d) Conversion Price Adjustments.  The Conversion Price in effect from time to time for the Series A Preferred Stock shall be subject to adjustment in certain cases as follows:

(i) If the Corporation shall at any time or from time to time after the issuance date of the Series A Preferred Stock (the “Issuance Date”), effect a stock split of the outstanding Common Stock, the applicable Conversion Price in effect immediately prior to the stock split shall be proportionately decreased. If the Corporation shall at any time or from time to time after the Issuance Date, combine the outstanding shares of Common Stock, the applicable Conversion Price in effect immediately prior to the combination shall be proportionately increased. Any adjustments under this Section 5(d)(i) shall be effective at the close of business on the date the stock split or combination occurs.

(ii) If the Corporation shall at any time or from time to time after the Issuance Date, make or issue or set a record date for the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in shares of Common Stock, unless the holders of the Series A Preferred Stock shall receive such dividend or other distribution as a result of their holdings of Series A Preferred Stock, then, and in each event, the applicable Conversion Price in effect immediately prior to such event shall be decreased as of the time of such issuance or, in the event such record date shall have been fixed, as of the close of business on such record date, by multiplying, as applicable, the applicable Conversion Price then in effect by a fraction:

(1) the numerator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date; and

(2) the denominator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution.

(iii) If the Corporation shall at any time or from time to time after the Issuance Date, make or issue or set a record date for the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in other than shares of Common Stock, unless the holders of the Series A Preferred Stock shall receive such dividend or other distribution as a result of their holdings of Series A Preferred Stock, then, and in each event, an appropriate revision to the Conversion Price shall be made and provision shall be made (by adjustments of the Conversion Price or otherwise) so that the holders of Series A Preferred Stock shall receive upon conversion thereof, in addition to the number of shares of Common Stock receivable thereon, the number of securities of the Corporation or other assets that they would have received had their Series A Preferred Stock been converted into Common Stock on the date of such event and had thereafter, during the period from the date of such event to and including the Conversion Date, retained such securities or assets (together with any distributions payable thereon during such period), giving application to all adjustments called for during such period under this Section 5(d)(iii) with respect to the rights of the holders of the Series A Preferred Stock.

(iv) If the Common Stock issuable upon conversion of the Series A Preferred Stock at any time or from time to time after the Issuance Date shall be changed to the same or different number of shares of any class or classes of stock, whether by reclassification, exchange, substitution or otherwise (other than by way of a stock split or combination of shares or stock dividends provided for in Sections 5(d)(i), (ii) and (iii), or a reorganization, merger, consolidation, or sale of assets provided for in Section 5(d)(v)), then, and in each event, an appropriate revision to the Conversion Price shall be made and provisions shall be made (by adjustments of the Conversion Price or otherwise) so that the holder of each share of Series A Preferred Stock shall have the right thereafter to convert such share of Series A Preferred Stock into the kind and amount of shares of stock and other securities receivable upon reclassification, exchange, substitution or other change, by holders of the number of shares of Common Stock into which such share of Series A Preferred Stock might have been converted immediately prior to such reclassification, exchange, substitution or other change, all subject to further adjustment as provided herein.

(v) If at any time or from time to time after the Issuance Date there shall be a capital reorganization of the Corporation (other than by way of a stock split or combination of shares or stock dividends or distributions provided for in Section 5(d)(i), (ii) and (iii), or a reclassification, exchange or substitution of shares provided for in Section 5(d)(iv)), or a merger or consolidation of the Corporation with or into another corporation or other business entity, or the sale of all or substantially all of the Corporation’s properties or assets to any other business entity, then as a part of any such transaction an appropriate revision to the Conversion Price shall be made and provision shall be made (by adjustments of the Conversion Price or otherwise) so that the holder of each share of Series A Preferred Stock shall have the right thereafter to convert such share of Series A Preferred Stock into the kind and amount of shares of stock and other securities or property of the Corporation or any successor corporation or other business entity resulting from any such transaction.  In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 5(d)(v) with respect to the rights of the holders of the Series A Preferred Stock after any such transaction to the end that the provisions of this Section 5(d)(v) (including any adjustment in the applicable Conversion Price then in effect and the number of shares of stock or other securities deliverable upon conversion of the Series A Preferred Stock) shall be applied after that event in as nearly an equivalent manner as may be practicable.

(e) No Impairment.  The Corporation shall not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith, assist in the carrying out of all the provisions of this Section 5 and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the holders of the Series A Preferred Stock against impairment.

(f) Certificate as to Adjustments.  Upon occurrence of each adjustment or readjustment of the Conversion Price or number of shares of Common Stock issuable upon conversion of the Series A Preferred Stock pursuant to this Section 5, the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of such Series A Preferred Stock a certificate setting forth such adjustment and readjustment, showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon written request of the holder of such affected Series A Preferred Stock, at any time, furnish or cause to be furnished to such holder a like certificate setting forth such adjustments and readjustments, the applicable Conversion Price in effect at the time, and the number of shares of Common Stock and the amount, if any, of other securities or property which at the time would be received upon the conversion of a share of such Series A Preferred Stock. Notwithstanding the foregoing, the Corporation shall not be obligated to deliver a certificate unless such certificate would reflect an increase or decrease of at least one percent of such adjusted amount.

(g) Taxes.  The Corporation shall pay any and all issue and other taxes, excluding federal, state or local income taxes, that may be payable in respect of any issue or delivery of shares of Common Stock on conversion of shares of Series A Preferred Stock pursuant thereto.

(h) Notices.  All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by facsimile or three Business Days following being mailed by certified or registered mail, postage prepaid, return receipt requested, addressed to the holder of record at its address appearing on the books of the Corporation. The Corporation will give written notice (along with full particulars) to each holder of Series A Preferred Stock at least 20 days prior to the date (x) on which the Corporation closes its books or takes a record (i) with respect to any dividend or distribution upon the Common Stock, (ii) with respect to any pro rata subscription offer to holders of Common Stock or (iii) for determining rights to vote with respect to any transaction referred to in Section 5(d)(v), or any Liquidation Event and (y) the Corporation is to consummate any Liquidation Event or transaction referred to in Section 5(d)(v) wherein no shareholder vote is necessary and in no event shall such notice be provided to such holder prior to such information being made known to the public. The Corporation will also give written notice to each holder of Series A Preferred Stock at least 20 days prior to the date on which any such transaction, dissolution, liquidation or winding up will take place.

(i) No Fractional Shares.  No fractional shares of Common Stock shall be issued upon conversion of the Series A Preferred Stock. In lieu of any fractional shares to which the holder would otherwise be entitled, the Corporation shall round the number of shares of Common Stock up to the nearest whole number of shares of Common Stock.

(j) Reservation of Stock Issuable Upon Conversion.  The Corporation shall, so long as any shares of Series A Preferred Stock are outstanding, reserve and keep available out of its authorized and unissued Common Stock, solely for the purpose of effecting the conversion of the Series A Preferred Stock, such number of shares of Common Stock as shall from time to time be sufficient to effect the conversion of all of the Series A Preferred Stock then outstanding.

(k) New Certificates.  Upon conversion of only a portion of the number of shares of Series A Preferred Stock represented by a certificate surrendered for conversion, the Corporation shall issue and deliver to such holder at the expense of the Corporation, a new certificate covering the number of shares of Series A Preferred Stock representing the unconverted portion of the certificate so surrendered as required by Section 5(c).

Section 6.   Voting Rights.

(a) Except as otherwise provided by New York law and as provided in this Section, holders of shares of Series A Preferred Stock shall not be entitled to vote on any matter presented to the shareholders of the Corporation for their action or consideration.

(b) The Corporation shall not amend, alter or repeal preferences, rights, powers or other terms of Series A Preferred Stock so as to affect adversely the Series A Preferred Stock, without the written consent or affirmative vote of the holders of at least a majority of the then outstanding shares of Series A Preferred Stock, given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a class.  For this purpose, without limiting the generality of the foregoing, the authorization or issuance of any series of preferred stock which is on a parity with or has preference or priority over the Series A Preferred Stock as to the right to receive either dividends or amounts distributable upon liquidation, dissolution or winding up of the Corporation shall be deemed to affect adversely the Series A Preferred Stock.

(c) Without the affirmative vote of the holders of not less than a majority of the shares of Series A Preferred Stock outstanding, voting together as a single class, the Corporation shall not amend or waive any of the provisions of the Certificate of Incorporation that would materially and adversely affect any right, preference or privilege of the Series A Preferred Stock or of the holders thereof.

(d) Without the affirmative vote of the holders of not less than a majority of the shares of Series A Preferred Stock outstanding, voting together as a single class, the Corporation shall not enter into, create, incur, assume, guarantee or suffer to exist liens of any kind on or with respect to any of its property or assets now owned or hereafter acquired or any interest therein or any income or profits therefrom, other than Permitted Liens.  For purposes of this Section, “Permitted Debt” and “Permitted Lien” shall have the following definitions:

(i) “Permitted Debt” means trade payables and indebtedness consisting of capitalized lease obligations and purchase money indebtedness incurred in connection with acquisition of capital assets and obligations under sale-leaseback arrangements with respect to newly acquired or leased assets.

(ii) “Permitted Lien” means (a) liens with respect to the payment of taxes or governmental charges in all cases which are not yet due or which are subject to a good faith contest; (b) any liens incurred in connection with Permitted Debt provided that such liens are not secured by assets of the Corporation other than the assets so acquired or leased; and (c) statutory liens of landlords or equipment lessors against any property of the Corporation in favor of suppliers, mechanics, carriers, materialmen, warehousemen or workmen.

Section 7.   Reacquired Shares.  Any shares of Series A Preferred Stock converted, exchanged, redeemed, purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof.  All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock without designation as to series and may be reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors as permitted by the Certificate of Incorporation or as otherwise permitted under New York law.

Section 8.   Severability of Provisions.  Whenever possible, each provision hereof shall be interpreted in a manner as to be effective and valid under applicable law, but if any provision hereof is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating or otherwise adversely affecting the remaining provisions hereof.  If a court of competent jurisdiction should determine that a provision hereof would be valid or enforceable if a period of time were extended or shortened or a particular percentage were increased or decreased, then such court may make such change as shall be necessary to render the provision in question effective and valid under applicable law.

Section 9.   Replacement.  Upon receipt of evidence satisfactory to the Corporation (an affidavit of the registered holder shall be satisfactory) of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing shares of Series A Preferred Stock, the Corporation shall execute and deliver in lieu of such certificate a new certificate of like kind representing the number of shares of Series A Preferred Stock of such class represented by such lost, stolen, destroyed or mutilated certificate and dated the date of the lost, stolen, destroyed or mutilated certificate, and dividends shall accrue on the Series A Preferred Stock represented by such new certificate from the date to which dividends have been fully paid on the Series A Preferred Stock represented by the lost, stolen, destroyed or mutilated certificate.

Section 10.   Successors and Transferees.  The provisions applicable to shares of Series A Preferred Stock shall bind and inure to the benefit of and be enforceable by the Corporation, the respective successors to the Corporation, and by any record holder of shares of Series A Preferred Stock.

FOURTH:                 The foregoing Amendment was authorized by the Board of Directors of the Corporation by unanimous written consent.

/s/
Harold L. Brand
President and Chief Executive Officer

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